Exhibit 1.1
EXECUTION COPY
15,000,000 Shares
Brightpoint, Inc.
Common Stock
($0.01 Par Value)
EQUITY UNDERWRITING AGREEMENT
July 15, 2009
Deutsche Bank Securities Inc.
As Representative of the
     Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
     NC Telecom Holding A/S (the “Selling Shareholder”), a shareholder of Brightpoint, Inc., an Indiana corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 15,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. To the extent there are no additional parties listed on Schedule I hereto other than you, the term Representative as used herein shall mean you as the Underwriter, and the term Underwriters shall mean the singular thereof. The Selling Shareholder also proposes to sell at the Underwriters’ option an aggregate of up to 1,500,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below. As the Representative, you have advised the Company and the Selling Shareholder (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

          In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
     1. Representations and Warranties of the Company and the Selling Shareholder
          (a) The Company represents and warrants to each of the Underwriters as follows:
          (i) A registration statement on Form S-3 (File No. 333-160238) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Shares by the Underwriters.
          (ii) As of the Applicable Time (as defined below) and as of the Closing Date (as defined below) and any Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 7:00 p.m., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representative.
     “Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.
     “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.
     “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
          (iii) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Indiana, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each subsidiary of the Company that meets the definition of “significant subsidiary” under Rule 1-02 of Regulation S-X (each a “Subsidiary” and, collectively, the “Subsidiaries”) is listed on Schedule III and has been duly organized and is validly existing as a corporation in good standing, where applicable, under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims;

and other than as described in the Registration Statement, the General Disclosure Package and the Prospectus with respect to the Company’s option or incentive plans, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.
          (iv) The outstanding shares of Common Stock of the Company, including all shares to be sold by the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.
          (v) All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation.
          (vi) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement as of each effective date thereof, the date hereof, the Closing Date and any Option Closing Date, and the Prospectus as of the date thereof and the date hereof, the Closing Date and any Option Closing Date, complied and will comply with the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all respects to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) or the Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto as of each effective date thereof and the date hereof, the Closing Date and any Option Closing Date, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendments and supplements thereto as of the dates thereof and at the date hereof, the Closing Date and any Option Closing Date did not contain, and will not contain, any untrue statement of a material fact; and did not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative or by or on behalf of the Selling Shareholder, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

          (vii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any Issuer Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative or by or on behalf of the Selling Shareholder specifically for use therein.
          (viii) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(a)(ii) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.
          (ix) (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause(ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.
          (x) The financial statements, together with the related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial data included therein at the indicated dates and for the indicated periods. The financial statements and related schedules have been prepared in accordance with applicable generally accepted accounting principles, including any applicable reconciliation requirements, in each case consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and its Subsidiaries. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.
          (xi) Ernst & Young LLP and KPMG Statsautoriseret Revisionspartnerselskab (Partnership of State Authorized Public Accountants), who have certified certain financial statements of the Company and Dangaard Telecom A/S, respectively, and each of whose reports appear in, or are incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, are each independent registered public accounting firms with respect to the Company and the Subsidiaries and Dangaard Telecom A/S and its subsidiaries, respectively, within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) in the case of Ernst & Young LLP and within the meaning of applicable Danish auditing and accounting standards in the case of KPMG Statsautoriseret Revisionspartnerselskab (Partnership of State Authorized Public Accountants).
          (xii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (xiii) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Nasdaq Stock Market thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.
          (xiv) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would reasonably be expected to either (i) have a Material Adverse Effect, or (ii) prevent the consummation of the transactions contemplated hereby.
          (xv) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those that (A) are reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus, or (B) do not materially interfere with the use made and proposed to be made of such properties and assets by the Company and the Subsidiaries. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
          (xvi) The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns which have been required to be filed through the date hereof and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due (except for such taxes that are not yet delinquent or that are being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP). All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.
          (xvii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any Material Adverse Effect or any development that would reasonably be expected to have a Material Adverse Effect, and there has not been any transaction entered into, or any transaction that is probable of being entered into, by the Company or the Subsidiaries, other than transactions in the ordinary course of business, that is in each case material to the Company and its Subsidiaries, taken as a whole, other than any transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations that are required to be disclosed in the Company’s financial statements, which are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, but are not so disclosed.
          (xviii) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, (A) in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability agreement, partnership agreement or other organizational documents or (B) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (B), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of (i) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, which conflict, breach or default would have a Material Adverse Effect, (ii) of the certificate or articles of incorporation or by-laws of the Company or (iii) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or the property or assets of the Company or any Subsidiary which conflict or breach would have a Material Adverse Effect.
          (xix) The execution and delivery of, and the performance by the Company of its obligations under this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.
          (xx) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
          (xxi) The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on their business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to own or possess the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity, except in each case for such infringements or conflicts that would not reasonably be expected to have a Material Adverse Effect. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that are not described therein in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that are not described therein in all material respects. None of the technology employed by the Company has been obtained or is being used by the

Company in violation of any contractual obligation binding on the Company or, to the knowledge of the Company, any of its officers, directors or employees or otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no material infringement by others of Intellectual Property owned by or licensed to the Company.
          (xxii) Neither the Company, nor to the Company’s knowledge, any of its affiliates (except that the Company does not make any representation with respect to any actions of the Selling Shareholder), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act.
          (xxiii) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.
          (xxiv) The Company maintains a system of internal accounting controls for the Company and the Subsidiaries sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (xxv) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

          (xxvi) The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate in all material respects.
          (xxvii) The estimates, preliminary results and other financial data relating to the Company’s financial performance as of and for the three and six months ended June 30, 2009 included in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly, in all material respects, such information and such information has been derived from the books and records of the Company and its Subsidiaries or such other sources that the Company reasonably and in good faith believes are reliable and accurate.
          (xxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
          (xxix) Neither the Company nor, to the Company’s knowledge, any director, officer, agent or employee of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).
          (xxx) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.
          (xxxi) The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (xxxii) To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement.
          (xxxiii) Neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
          (xxxiv) The Shares are listed on the Nasdaq Global Select Market.
          (xxxv) There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that have not been described therein.
          (xxxvi) Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any applicable law which violation is required to be disclosed in the Prospectus, which has not been described in the General Disclosure Package and the Prospectus.
          (b) The Selling Shareholder represents and warrants to each of the Underwriters and, with respect to clause (v) below, to the Company, as follows:
          (i) The Selling Shareholder has been duly organized and is validly existing as a corporation in good standing under the laws of Denmark.
          (ii) The Selling Shareholder now has and at the Closing Date and any Option Closing Date, as the case may be (as such dates are hereinafter defined), will have good and marketable title to the Firm Shares and the Option Shares to be sold by the Selling Shareholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares and Option Shares; and upon the delivery of, against payment for, such Firm Shares and Option Shares pursuant to this Agreement, the Underwriters will acquire good and marketable title to such Firm Shares and such Option Shares on the Closing Date and any Option Closing Date, as applicable, free and clear of any liens, encumbrances, equities and claims.

          (iii) The Selling Shareholder has corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Shareholder. The execution and delivery of this Agreement and the consummation by the Selling Shareholder of the transactions herein contemplated will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act, state securities laws or Blue Sky laws) to be obtained by the Selling Shareholder and will not result in a breach of any of the terms and provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party, or of any order, rule or regulation applicable to the Selling Shareholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder, except to the extent any such breach or default would not, individually or in the aggregate, result in a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Selling Shareholder and of its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) any organizational documents of the Selling Shareholder.
          (iv) The Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company and, other than as permitted by the Act, the Selling Shareholder will not distribute any prospectus or other offering material in connection with the offering of the Shares without the prior written consent of the Representative.
          (v) The Selling Shareholder is (i) not aware of any untrue statement of a material fact or omission of a material fact from the Registration Statement required to be stated therein or necessary to make the statements therein not misleading or (ii) aware of any untrue statement of a material fact or omission of a material fact from the General Disclosure Package and the Prospectus necessary for inclusion therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Selling Shareholder makes no representation as to any disclosure in the Registration Statement, the General Disclosure Package or the Prospectus with respect to the indemnification claim made by the Company against the Selling Shareholder in connection with the acquisition of Dangaard Holding A/S from the Selling Shareholder. The sale of the Firm Shares and the Option Shares by the Selling Shareholder pursuant hereto is not prompted by any material information concerning the Company or any of the Subsidiaries which is not set forth in the General Disclosure Package and the Prospectus. The information pertaining to the Selling Shareholder set forth in the table and accompanying footnotes under the caption “Selling Shareholder—Security Ownership of the Selling Shareholder” of the prospectus supplement filed with the Commission on July 13, 2009, is complete and accurate in all material respects.

          (vi) Neither the Selling Shareholder nor any of its subsidiaries is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the General Disclosure Package and the Prospectus, will be an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.
     2. Purchase, Sale and Delivery of the Firm Shares.
          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Selling Shareholder agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $4.825 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.
          (b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Selling Shareholder for the shares to be sold by the Selling Shareholder, in each case against delivery therefor to the Representative for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.)
          (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The maximum number of Option Shares to be sold by the Selling Shareholder is 1,500,000. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of this Agreement upon written or telegraphic notice by the Representative to the Company and the Selling Shareholder setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the settlement date (any such settlement date being herein referred to as an “Option Closing Date”). The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Shareholder. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the relevant Option Closing Date in Federal (same day) funds drawn to the order of the Selling Shareholder against delivery therefor through the facilities of The Depository Trust Company, New York, New York.
     3. Offering by the Underwriters.

          It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms.
          It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.
     4. Covenants of the Company and the Selling Shareholder.
          (a) The Company covenants and agrees with the several Underwriters that:
          (i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.
          (ii) The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company or the Selling Shareholder with the Commission under Rule 433 under the Act unless the Representative approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”), provided that the prior written consent of the Representative shall be deemed to have been given in respect of any Issuer Free Writing Prospectus included in Schedule II hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter, the Company or the Selling Shareholder being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

          (iii) The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act. The Company will use commercially reasonable efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.
          (iv) The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, file a general consent to service of process in any such jurisdiction or subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will maintain such qualifications in effect for so long as required for the distribution of the Shares.
          (v) The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representative may reasonably request. The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request. The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (without exhibits), including documents incorporated by reference therein, and of all amendments thereto, as the Representative may reasonably request.
          (vi) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with applicable law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.
          (vii) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with applicable law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.
          (viii) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available; provided that (A) such delivery requirements to the Company’s securityholders shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (B) such delivery requirements to the Representative shall be deemed met by the Company if the related reports are available on the Commission’s Electronic Data Gathering and Retrieval System.
          (ix) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.
          (x) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such), except for (A) the grant by the Company of stock options, restricted stock, restricted stock units or other awards pursuant to the Company’s 2004 Long-Term Incentive Plan, (B) the issuance by the Company of shares of Common Stock upon (i) the exercise of any option outstanding on the date hereof, or (ii) the vesting of restricted stock units outstanding on the date hereof, (C) the issuance of shares of Common Stock by the Company in connection with a strategic partnering transaction, (D) the issuance of shares of Common Stock in exchange for equity or assets of a company in connection with a merger or acquisition, (E) the distribution by the Company of shares of Common Stock to shareholders of the Company, or (F) the transfer by the Company of shares of Common Stock to any wholly-owned subsidiary will be made for a period of 45 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representative; provided, however, that in the case of a transfer pursuant to clause (F) above, it shall be a condition to the transfer that such subsidiary execute an agreement stating that the subsidiary is receiving and holding such Common Stock subject to the provisions of this Section 4(a)(x). Notwithstanding the foregoing, if (1) during the last 17 days of the 45-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 45-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 45-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension. Notwithstanding anything herein to the contrary, this covenant shall be of no further force or effect upon the earliest to occur of (i) August 31, 2009 if the Closing Date has not occurred prior to that date, (ii) at such time as the Company withdraws the Registration Statement, and (iii) the termination of this Agreement. The Company has agreed to provide written notice of any event that would result in an extension of the Lock-Up Period.
          (xi) The Company will use its best efforts to maintain the listing of the Shares on the Nasdaq Global Select Market.
          (xii) The Company has caused each officer and director of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).
          (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
          (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
          (b) The Selling Shareholder covenants and agrees with the several Underwriters that:

               (i) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other capital stock of the Company or other securities convertible, exchangeable or exercisable for Common Stock or derivative of Common Stock owned by the Selling Shareholder or request the registration for the offer or sale of any of the foregoing (or as to which the Selling Shareholder has the right to direct the disposition of) except for (A) the transfer by the Selling Shareholder of shares of Common Stock to any wholly-owned subsidiary, (B) the transfer by the Selling Shareholder of shares of Common Stock (i) by distribution to partners, members or shareholders of the Selling Shareholder, (ii) to any trust, partnership or limited liability company for the direct or indirect benefit of the Selling Shareholder, or (iii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) and (ii) above, or (C) the sale of shares of Common Stock by the Selling Shareholder to the Company will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Selling Shareholder otherwise than hereunder or with the prior written consent of the Representative; provided, however, that in the case of a transfer pursuant to clause (A) or (B) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Common Stock subject to the provisions of this Section 4(b)(i). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 90-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representative waives, in writing, such extension. Notwithstanding anything herein to the contrary, this covenant shall be of no further force or effect upon the earliest to occur of (i) August 31, 2009 if the Closing Date has not occurred prior to that date, (ii) at such time as the Company withdraws the Registration Statement, and (iii) the termination of this Agreement. The Company has agreed to provide written notice of any event that would result in an extension of the Lock-Up Period.
               (ii) The Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
               (iii) The Selling Shareholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares without the prior written consent of the Representative.
               (iv) During the Prospectus Delivery Period, the Selling Shareholder will advise the Representative promptly, and will confirm such advice in writing to the Representative, of any change in the information relating to the Selling Shareholder in the

Registration Statement, the Prospectus or any document comprising the General Disclosure Package.
          (c) Each Underwriter hereby represents and agrees that:
               (i) It has not and will not distribute, use or authorize use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (x) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Act, (y) any Issuer Free Writing Prospectus listed on Schedule V or prepared pursuant to Section 4(a)(ii) above (including any electronic road show), or (z) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (x) and (z), an “ Underwriter Free Writing Prospectus “).
               (ii) Without the prior written consent of the Company, it has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (c)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.
               (iii) It will retain copies of each free writing prospectus used or referred to by it, to the extent required under Rule 433 under the Act.
               (iv) It has not and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(c)(i) and (ii) above.
               (v) It will use its commercially reasonable efforts not to sell Shares to investors that are, to such Underwriter’s knowledge, Competitors of the Company. For purposes hereof, “Competitor” shall mean any person with a division, department or subsidiary principally engaged in the distribution or logistical handling of wireless equipment.
     5. Costs and Expenses.
     (a) The Selling Shareholder will pay on the Closing Date all costs, expenses and fees incurred by the Underwriters (other than the fees and expenses of counsel to the Underwriters), including the costs associated with any journey by chartered aircraft or motor vehicle used in connection with the road show to market the Shares to potential investors, incident to the performance of the obligations of the Underwriters under this Agreement. For the avoidance of doubt, the Underwriters will incur no obligation to pay for any of the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the fees and disbursements of counsel for the Selling Shareholder; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Underwriters’ Selling Invitation, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; any fees and expenses relating to the listing of the Shares on the Nasdaq Global Select Market; the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(a)(ii); the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Selling Shareholder. If this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Selling Shareholder shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Selling Shareholder shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.
     (b) The Selling Shareholder will pay on the Closing Date all of the Company’s Registration Expenses, as that term is defined in the Registration Rights Agreement dated July 31, 2007 between the Company and the Selling Shareholder (the “Registration Rights Agreement”), in excess of $300,000 through the Closing Date, which excess amount the Selling Shareholder and the Company agree is equal to $600,000.
     6. Conditions of Obligations of the Underwriters.
          The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on any Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the relevant Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Shareholder contained herein, and to the performance by the Company and the Selling Shareholder of their covenants and obligations hereunder and to the following additional conditions:
          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company or the Selling Shareholder, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.
          (b) The Representative shall have received on the Closing Date or any Option Closing Date, as the case may be, the opinion of Ice Miller LLP, counsel for the Company, dated the Closing Date or the relevant Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect set forth in Annex A hereto.
          (c) The Representative shall have received on the Closing Date or any Option Closing Date, as the case may be, the opinion of Blank Rome LLP, counsel for the Company, dated the Closing Date or the relevant Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect set forth in Annex B hereto.
          (d) The Representative shall have received on the Closing Date or any Option Closing Date, as the case may be, the opinion of Latham & Watkins LLP, counsel for the Selling Shareholder, dated the Closing Date or the relevant Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect set forth in Annex C hereto.
          (e) The Representative shall have received on the Closing Date or any Option Closing Date, as the case may be, the opinion of Accura Advokataktieselskab, counsel for the Selling Shareholder, dated the Closing Date or the relevant Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect set forth in Annex D hereto.
          (f) The Representative shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or any Option Closing Date, as the case may be, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling it to pass upon such matters.
          (g) The Underwriter shall have received, on each of the date hereof, the Closing Date and, if applicable, any Option Closing Date, a letter dated the date hereof, the Closing Date or any Option Closing Date, as the case may be, of Ernst & Young LLP in form and substance reasonably satisfactory to you, to the effect set forth in Annex E hereto.
          (h) The Representative shall have received on the Closing Date and, if applicable, any Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the relevant Option Closing Date, as the case may be, each of them severally represents as follows:
               (i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to their knowledge, contemplated or threatened by the Commission;
               (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the relevant Option Closing Date, as the case may be;
               (iii) All filings required to have been made by the Company pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;
               (iv) They have carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, to their knowledge, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
               (v) They have carefully examined the Registration Statement and, to their knowledge, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;
               (vi) They have carefully examined the Prospectus and, to their knowledge, as of its date and the Closing Date or the relevant Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

               (vii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any Material Adverse Effect or any development that would reasonably be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business.
          (i) The Representative shall have received on the Closing Date and, if applicable, the relevant Option Closing Date, as the case may be, a certificate of the Selling Shareholder to the effect that, as of the Closing Date or the relevant Option Closing Date, as the case may be, it represents as follows:
               (i) The representations and warranties of the Selling Shareholder contained in Section 1 hereof are true and correct as of the Closing Date or the relevant Option Closing Date, as the case may be; and
               (ii) The Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to such date.
          (j) The Company and the Selling Shareholder shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.
          (k) The Firm Shares and Option Shares, if any, have been duly listed on the Nasdaq Global Select Market.
          (l) The Lockup Agreements described in Section 4 (a)(x) shall be in full force and effect.
          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters.
          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company and the Selling Shareholder of such termination in writing or by telegram at or prior to the Closing Date or the relevant Option Closing Date, as the case may be.
          In such event, the Selling Shareholder, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

     7. Conditions of the Obligations of the Selling Shareholder.
          The obligations of the Selling Shareholder to sell and deliver the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the relevant Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
     8. Indemnification.
          (a) The Company agrees:
     (1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus the Prospectus or any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein; and provided further that the Company shall not be liable to the extent it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, charge, liability or action resulted directly from any acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith, gross negligence or willful misconduct; and
     (2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that any Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, such Underwriter will promptly return all sums that had been advanced pursuant hereto.
          (b) The Selling Shareholder agrees:
     (1) to indemnify each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon information provided in writing to the Company by the Selling Shareholder specifically for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto. This indemnity obligation will be in addition to any liability that the Company may otherwise have; and
     (2) to indemnify the Company against any losses, claims, damages or liabilities to which the Company may become subject, but only insofar as a final, non-appealable judgment of a court of competent jurisdiction has determined that such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) resulted from an actual breach by the Selling Shareholder of its representation set forth in Section 1(b)(v) of this Agreement and that the Selling Shareholder had actual knowledge at the time of the Agreement that such representation was false; provided, however, that nothing herein shall prejudice or limit any of the Selling Shareholder’s rights to dispute any claim for indemnification by the Company pursuant to the Stock Purchase Agreement, dated February 19, 2007, by and among the Selling Shareholder, Dangaard Telecom A/S, the Company and Nordic Capital Fund VI (consisting of: Nordic Capital VI Alpha, L.P., Nordic Capital Beta, L.P. NC VI Limited and Nordic Industries Limited) (for purposes of Section 6.16 and 12.14 thereof only), as amended (the “Stock Purchase Agreement”).
          (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholder, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer,

Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 herein. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.
          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) or (b) and by the Company and the Selling Shareholder in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.
          (e) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) the Selling Shareholder shall not be required to contribute any amount in excess of the proceeds received by the Selling Shareholder from the Underwriters in the offering. The Underwriters’ obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.
          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Selling Shareholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, or the Selling Shareholder, its directors or officers or any persons controlling the Selling Shareholders, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
     9. DEFAULT BY UNDERWRITERS.
          If on the Closing Date or any Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Selling Shareholder such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or any Option Closing Date, as the case may be, the Selling Shareholder or you as the Representative will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholder except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or the relevant Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     10. Notices.
          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: ECM Syndicate, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company, to Brightpoint, Inc., 7365 Interactive Way, Suite 200, Indianapolis, Indiana 46278, Attention: Steven E. Fivel, Esq., Executive Vice President and General Counsel, with a copy to Blank Rome LLP, 405 Lexington Avenue, New York, New York 10174, Attention: Robert J. Mittman, Esq.; and if to the Selling Shareholder, to NC Telecom Holding A/S, c/o NC Advisory A/S, Sankt Annae Plads 11, 1250 Copenhagen, Denmark, Attention: Michael Haaning, Director.
     11. Termination.
          This Agreement may be terminated by the Representative, in its sole discretion, by notice to the Company and Selling Shareholder (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has been any Material Adverse Effect or any development that would reasonably be expected to result in a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the Representative’s judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Select Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Representative’s opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company’s common stock by the Nasdaq Global Select Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Representative’s opinion has a material adverse effect on the securities markets in the United States; or
          (b) as provided in Sections 6 and 9 of this Agreement.
     12. Successors.
          This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.
     13. Information Provided by the Underwriters and the Selling Shareholder.
          The Company, the Selling Shareholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by (i) any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the third paragraph, the last sentence of the fourth paragraph and the fourteenth through twentieth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus and (ii) the Selling Shareholder for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the table and accompanying footnotes under the caption “Selling Shareholder—Security Ownership of the Selling Shareholder” of the prospectus supplement filed with the Commission on July 13, 2009.
     14. Miscellaneous.
          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or the Selling Shareholder or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.
          The Company, the Selling Shareholder and each Underwriter (i) agree that any suit, action or proceeding against it arising out of or relating to this Agreement may be instituted only in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (ii) waive to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action, or proceeding in such a court has been brought in an inconvenient forum; (iii) submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding; and (iv) waive any right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement.
          The Selling Shareholder hereby designates National Corporate Research Ltd. as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at 10 E. 40th St, New York, New York 10016, and written notice of said service to the Selling Shareholder, mailed or delivered to it, at the address provided above, shall be deemed in every respect effective service of process upon the Selling Shareholder in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Selling Shareholder, whether or not the Selling Shareholder shall then be doing, or at any time shall have done, business within the State of New York, an that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State and waives all claim of error by reason of any such service.
          The Company and the Selling Shareholder acknowledge and agree that each Underwriter in providing investment banking services to the Company and the Selling Shareholder in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and the Selling Shareholder do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust.
          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the subject matter hereof; provided, however, that the Company and the Selling Shareholder agree and acknowledge that the Stock Purchase Agreement, the Shareholder Agreement dated as of July 31, 2007 by and between the Company and Dangaard Holding A/S (the “Shareholder Agreement”) and the Registration Rights Agreement remain in full force and effect and, solely with respect to the Company and the Selling Shareholder, in the event of any conflict between this Agreement and the Stock Purchase Agreement, the Shareholder Agreement

and the Registration Rights Agreement, the Stock Purchase Agreement, the Shareholder Agreement or the Registration Rights Agreement, as applicable, shall control.
          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.
          If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Shareholder, the Company and the several Underwriters in accordance with its terms.
[Signature Page Follows]

Very truly yours, BRIGHTPOINT, INC.
By:	/s/ Steven E. Fivel
	Name:	Steven E. Fivel
	Title:	Executive Vice President and General Councel

NC TELECOM HOLDING A/S
By:	/s/ Michael Haaning
	Name:	Michael Haaning
	Title:	Director

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.
As Representative of the several
Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By	/s/ Thomas Cho
Authorized Officer

By	/s/ Tor Braham
Authorized Officer

UNDERWRITING AGREEMENT SIGNATURE PAGE